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                                                               EXHIBIT 99.1

[TECHTEAM LOGO]
                                 NEWS RELEASE





FOR IMMEDIATE RELEASE - Monday,  January 6, 1997

National TechTeam, Inc.
22000 Garrison Avenue
Dearborn, Michigan 48124
                                                         NASDAQ/NM - "TEAM"

Contact:


NATIONAL TECHTEAM, INC.          NATIONAL TECHTEAM, INC.            WEBCENTRIC COMMUNICATIONS, INC.
William F. Coyro, Jr.            Lawrence A. Mills                  Dan Kemp
Chief Executive Officer          Chief Financial Officer            President
(313) 277-2277                   (313) 277-2277                     (402) 346-1434



                      NATIONAL TECHTEAM, INC. ANNOUNCES
                   ACQUISITION OF WEBCENTRIC COMMUNICATIONS



DEARBORN, MICHIGAN, January 6, 1997 ... NATIONAL TECHTEAM, INC., Nasdaq symbol ("TEAM"), today announced that it has completed the purchase of the remaining shares of WEBCENTRIC COMMUNICATIONS INC. of Omaha, Nebraska. TechTeam's original investment of $775,000 cash was made in September 1996 for 15% of the shares of WebCentric. The recently completed acquisition of the remaining 85% of the shares was for a combination of National TechTeam common stock and cash totaling $6,149,000 which makes the total cost of the acquisition $6,924,000. This strategic acquisition is expected to significantly increase revenues during 1997 and beyond.

WebCentric (www.webcentric.net) is a leading developer of Internet initiated call center and technical support solutions for a broad range of business and consumer applications. WebCentric's solutions include Internet-initiated teleconferencing, Internet-initiated call completion, and integrated data and voice collaboration. The application of WebCentric's solutions in training, call centers, and data and voice collaboration provides users highly effective, easy to use, voice and data services from the Internet that can be customized for each user's needs. The WebCentric technology leverages both the Internet and the traditional phone network.

In making the announcement, TechTeam's CEO William F. Coyro, Jr. said, "I am very excited about the addition of WebCentric's strong management team, excellent employee base, and their Internet products and services to National TechTeam. With the investment in WebCentric Communications, TechTeam will have first access to market leading telephony services initiated from the Internet. The WebCentric family of telephony services will allow National TechTeam to deliver new call center and technical support services that will clearly differentiate us in the market. In addition, WebCentric's advanced Internet technology can be incorporated into all of the information technology outsourced services that we provide for large national and multinational corporations. These events further reflect our commitment to growing TechTeam's revenue through the increasing sales of our existing services and expanding our menu of services through the introduction of new technology."

                                     -more-
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[TECHTEAM LOGO]
                                 NEWS RELEASE



Dan Kemp, founder of WebCentric Communications, Inc. said "TechTeam and WebCentric have a common vision of how the Internet will change the call center services industry. With the merger, we'll be able to deliver a variety of expert and professional services worldwide using common, open platforms. The development of advanced call processing and computer telephony integration allows the WebCentric/TechTeam foundation platform to deliver state of the art virtual call center, voice and data, skill based routing, Intranet and Internet solutions. Delivering these capabilities to the desktop worldwide is what WebCentric does, and I think the timing is perfect for this new generation of call center solutions. WebCentric has developed application demonstrations for National TechTeam which can be seen at the 'Call Me Now' option of TechTeam's website at www.nationaltechteam.com."


National TechTeam, Inc. is a leading provider of information technology outsourcing to large national and multi-national corporations, government agencies and service organizations. The Company provides its clients Call Center Services and Corporate Computer Services (technical staffing, systems integration, and training programs). National TechTeam is traded on the Nasdaq National Market under the symbol "TEAM".




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